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                                                                    EXHIBIT 99.1

BURNHAM PACIFIC                                                    PRESS RELEASE


                                                                        CONTACT:
                                        DANIEL B. PLATT, CHIEF FINANCIAL OFFICER
                                                              TEL:  619-652-4700
                                                              FAX:  619-652-4711
                                                                DBPLATT@BPAC.COM


              BURNHAM PACIFIC COMPLETES ACQUISITION OF NINE RETAIL
                      CENTERS FROM AMB PROPERTY CORPORATION
  -CLOSING MARKS COMPLETION OF FIRST PHASE OF THREE SCHEDULED BY YEAR-END 1999-

SAN DIEGO, June 15, 1999 -- Burnham Pacific Properties, Inc. (NYSE:BPP) today announced that BPP Retail LLC, a co-investment entity between BPP and the California Public Employees' Retirement System ("CalPERS"), has completed the acquisition of nine retail centers from AMB Property Corporation (NYSE:AMB) for $207.4 million. Located in California, Washington, Connecticut and Maryland, the centers add 1.4 million square feet of space to the Company's existing portfolio of over 10.6 million square feet.

         This acquisition represents the first of several transactions to be completed by the end of 1999, under which BPP Retail LLC has contracted to acquire 25 shopping centers owned by AMB (including the nine announced today) aggregating 4.2 million square feet for approximately $560 million.

         Commenting on today's announcement, J. David Martin, Chief Executive Officer and President of Burnham Pacific stated, "The AMB portfolio represents one of the highest quality retail center portfolios in the U.S. We are pleased to announce the completion of the first of several planned closings of these centers by BPP and our partner, CalPERS, this year. The properties are located in excellent markets with dense populations with high income levels and anchor tenants with high sales volumes. In addition, these centers offer many opportunities to add value through anchor tenant expansions, additional pad build-outs and re-leasing to improve yields. By acquiring these properties, we will now have a truly national platform upon which to continue to execute our growth strategy.

         Charles P. Valdes, Chair of CalPERS Investment Committee, added, "For our members and retirees, this completes the first step of a good investment. The California community retail properties gained in this transaction will be excellent additions to our burgeoning California investment portfolio."


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PHASE 1 ACQUISITIONS

         Included among the properties in the initial transaction are Bayhill Center, Silverado Plaza and Ygnacio Plaza in the San Francisco Bay Area of California; Granada Village and Twin Oaks in Southern California; Aurora Marketplace and Eastgate Plaza in Seattle, Washington; Corbins Corner in Hartford, Connecticut; and Long Gate in Baltimore, Maryland. Additional information on these properties follows:


Center                          Location                       Sq. Ft              Anchor Tenants
--------------------------------------------------------------------------------------------------------
Bayhill Center                 San Bruno, CA                  122,041           Molly Stone's Market/
                                                                                Longs Drugs

Silverado Plaza                Napa, CA                        85,023           Nob Hill Foods/Rite Aid

Ygnacio Plaza                  Walnut Creek, CA               109,429           Lucky Market/Rite Aid

Granada Village                Granada Hills, CA              224,783           Hughes Market/T.J. Maxx/
                                                                                United Artists Theater

Twin Oaks                      Agoura Hills, CA               102,399           Ralphs/Rite Aid

Aurora Marketplace             Edmonds, WA                    106,950           Safeway/Longs Drugs

Eastgate Plaza                 Bellevue, WA                    76,564           Albertson's/Rite Aid

Corbins Corner                 West Hartford, CT              177,316           Old Navy/Toys R Us

Long Gate                      Ellicott City, MD              404,755           Kohl's/Safeway/Target



FUTURE AMB TRANSACTIONS

         The following AMB properties are included among the additional transactions scheduled to close by year end:

PHASE 2 - [3RD QUARTER]:


Applewood Village              Wheat Ridge, CO                353,223           Wal-Mart/King Soopers
Arapahoe Village               Boulder, CO                    159,237           Safeway/Mann Theatres
Brentwood Commons              Bensenville, IL                102,129           Dominick's/Super Trak
Civic Center Plaza             Niles, IL                      263,515           Dominick's/Home Depot
Five Points                    Santa Barbara, CA              144,484           Lucky Market/Ross Stores
Pleasant Hill                  Pleasant Hill, CA              233,677           Target/Toys R Us
First Colony Market            Sugar Land, TX                 111,675           Randall's/Sears Hardware



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

Westheimer Market              Houston, TX                    135,935           Randall's/PetsMart
Woodway Collection             Houston, TX                    110,689           Randall's/Eckerd Drugs
Riverview Plaza                Chicago, IL                    139,272           Dominick's/Toys R Us
Rockford Road Plaza            Plymouth, MN                   205,917           Rainbow Foods/T.J. Maxx
Southwest Pavillion            Reno, NV                        76,757           Scolaris Food & Drug




PHASE 3 - [4TH QUARTER]:


Commons Memorial               Houston, TX                    102,407           Randall's/Walgreen's
Rancho San Diego               San Diego, CA                  111,064           Vons/Longs Drugs
Totem Lakes Mall               Kirkland, WA                   290,859           Comp USA/Rite Aid
Weslayan Plaza                 Houston, TX                    356,250           Randall's/Walgreen's



         Burnham Pacific is a real estate investment trust (REIT) that focuses on value-added retail real estate opportunities throughout the United States. The Company makes available on a quarterly basis supplemental information that includes property and corporate level detail which is available upon request. More information on Burnham Pacific may be obtained by calling 800.462.5181, or visiting the Company's web site at WWW.BURNHAMPACIFIC.COM.

         CalPERS is the nation's largest public pension fund with assets totaling more than $150 billion, of which $6.9 billion is invested in real estate. The System provides retirement and health benefits to more than one million state and local public employees and their families.

         THIS NEWS RELEASE CONTAINS FORWARD-LOOKING STATEMENTS REGARDING FUTURE EVENTS OR FINANCIAL PERFORMANCE OF THE COMPANY. THESE STATEMENTS ARE ONLY PREDICTIONS AND ACTUAL EVENTS OR RESULTS MAY DIFFER MATERIALLY. INVESTORS SHOULD REFER TO THE DOCUMENTS THE COMPANY FILES FROM TIME TO TIME WITH THE SECURITIES AND EXCHANGE COMMISSION, SPECIFICALLY THE CAUTIONARY STATEMENT IDENTIFYING CERTAIN FACTORS THAT COULD AFFECT FUTURE RESULTS INCLUDED IN THE "RISK FACTORS" SECTION OF THE COMPANY'S MOST RECENTLY FILED REGISTRATION STATEMENT AND IN THE "FORWARD LOOKING STATEMENTS & CERTAIN RISK FACTORS" SECTION OF THE COMPANY'S MOST RECENTLY FILED FORM 10-K.


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